Exhibit 99.1

SpringWorks Therapeutics Reports Second Quarter 2020 Financial Results and Recent Business Highlights

-            Enrollment Complete in the Phase 3 DeFi Trial of Nirogacestat in Adult Patients with Desmoid Tumors -

-           First Patient Dosed in Phase 1b Study Evaluating Nirogacestat in Combination with GlaxoSmithKline’s Anti-B-Cell Maturation Antigen (BCMA) Antibody-Drug-Conjugate, BLENREP (belantamab mafodotin-blmf) for the Treatment of Relapsed or Refractory Multiple Myeloma –

STAMFORD, Conn – August 12, 2020 – SpringWorks Therapeutics, Inc. (Nasdaq: SWTX), a clinical-stage biopharmaceutical company focused on developing life-changing medicines for patients with severe rare diseases and cancer, today reported second quarter financial results for the period ended June 30, 2020 and provided an update on recent company developments.

“We continued to advance our six clinical programs during the second quarter of 2020, most notably completing enrollment in the Phase 3 DeFi trial of nirogacestat in patients with desmoid tumors and initiating, through our collaboration with GSK, the first Phase 1 trial evaluating nirogacestat in combination with a BCMA therapy for patients with multiple myeloma,” said Saqib Islam, Chief Executive Officer of SpringWorks. “During the second half of the year, we will remain focused on executing against our objectives and believe we are well-positioned to progress our pipeline across our three distinct oncology focus areas of late-stage rare oncology, BCMA combinations in multiple myeloma and biomarker-defined metastatic solid tumors.”

Recent Business Highlights

•     Achieved full enrollment in the Phase 3 DeFi trial evaluating nirogacestat in adult patients with progressing desmoid tumors.

•     Announced that the first patient was dosed in a Phase 1b trial evaluating nirogacestat in combination with BLENREP (belantamab mafodotin-blmf), GSK’s anti-B-cell maturation antigen (BCMA) antibody-drug conjugate, in patients with relapsed or refractory multiple myeloma.

•     Received a new patent (U.S. Patent No. 10,710,966 [the ‘966 patent]) with method of use claims covering the treatment of desmoid tumors with nirogacestat. Like the recently granted composition of matter patent covering the polymorphic form of nirogacestat that is currently in clinical development, this method of use patent expires in 2039 and further enhances the intellectual property position of nirogacestat. The ‘966 patent is assigned to Pfizer and SpringWorks has exclusive rights to it pursuant to an existing worldwide license with Pfizer.

•     Presented preclinical data from studies of mirdametinib in combination with BeiGene’s RAF dimer inhibitor, lifirafenib, at the 2020 American Association for Cancer Research (AACR) Virtual Annual Meeting II. Results demonstrated potent and synergistic activity in vitro and in vivo across a panel of cancer models harboring a variety of RAS mutations.

•     Expanded the ongoing Phase 1 trial of BGB-3245 to the United States and began dosing patients at Memorial Sloan Kettering Cancer Center. BGB-3245 is a selective RAF dimer inhibitor being developed by MapKure LLC, a clinical-stage company that is jointly owned by SpringWorks and BeiGene, Ltd.

•     Continued to strengthen the Company’s Board of Directors with the appointment of Julie Hambleton, M.D., an experienced oncology drug developer and pharmaceutical executive.

COVID-19 Update

To date, the COVID-19 pandemic has had a relatively modest impact on SpringWorks’ business operations, in particular on SpringWorks’ clinical trial programs, and the company is undertaking considerable efforts to mitigate the various challenges presented by this crisis. For further details and descriptions of the risks associated with the COVID-19 pandemic, please see the Risk Factors in SpringWorks’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2020 and refer to the Forward-Looking Statements section in this press release.

Second Quarter and Year to Date 2020 Financial Results

•     Research and Development (R&D) Expenses: R&D expenses were

$12.9 million and $22.7 million for the second quarter and year-to-date periods, respectively, compared to $11.2 million and $19.6 million for the comparable periods of 2019, respectively. The increases in R&D expenses in 2020 were primarily attributable to growth in employee costs associated with increases in the number of R&D personnel, and an increase in non-cash share-based compensation expense.

•     General and Administrative (G&A) Expenses: G&A expenses were $6.9 million and $13.3 million for the second quarter and year-to-date periods, respectively, compared to $3.6 million and $6.9 million for the comparable periods of 2019, respectively. The increases in G&A expenses in 2020 were primarily attributable to growth in employee costs associated with increases in the number of G&A personnel supporting the growth of the organization, and an increase in non-cash share-based compensation expenses, as well as increases in expenses related to the expansion of business activities.

•     Net Loss Attributable to Common Stockholders: SpringWorks reported net losses of $19.9 million, or $0.47 loss per share, and $35.2 million, or $0.84 loss per share, for the second quarter and year-to-date periods ended June 30, 2020, respectively. This compares to net losses of $13.8 million, or $15.75 loss per share, and $17.5 million, or $22.47 loss per share, for the comparable periods of 2019, respectively.

•     Cash Position: Cash, cash equivalents and marketable securities were $291.2 million as of June 30, 2020.

About SpringWorks Therapeutics

SpringWorks is a clinical-stage biopharmaceutical company applying a precision medicine approach to acquiring, developing and commercializing life-changing medicines for underserved patient populations suffering from devastating rare diseases and cancer. SpringWorks has a differentiated portfolio of small molecule targeted oncology product candidates and is advancing two potentially registrational clinical trials in rare tumor types, as well as several other programs addressing highly prevalent, genetically defined cancers. SpringWorks’ strategic approach and operational excellence in clinical development have enabled it to rapidly advance its two lead product candidates into late-stage clinical trials while simultaneously entering into multiple shared-value partnerships with industry leaders to expand its portfolio. For more information, visit www.springworkstx.com and follow @SpringWorksTx on Twitter and LinkedIn.

SpringWorks uses its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website in the ‘Investors & Media’ section. Accordingly, investors should monitor such portions of the SpringWorks website, in addition to following press releases, SEC filings and public conference calls and webcasts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding SpringWorks’ clinical trials and its strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to SpringWorks’ financial results, the timing for completion of SpringWorks’ clinical trials of its product candidates, whether and when, if at all, SpringWorks’ product candidates will receive approval from the U.S. Food and Drug Administration, or FDA, or other foreign regulatory authorities, uncertainties and assumptions regarding the impact of the COVID-19 pandemic on SpringWorks’ business, operations, clinical trials, supply chain, strategy, goals and anticipated timelines, competition from other biopharmaceutical companies, and other risks identified in SpringWorks’ SEC filings. SpringWorks cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. SpringWorks disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent SpringWorks’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

SpringWorks Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per-share data)	2020	2019	2020	2019
Operating expenses:
Research and development	$12,947	$11,205	$22,674	$19,628
General and administrative	6,874	3,646	13,277	6,911
Total operating expenses	19,821	14,851	35,951	26,539

Loss from operations	(19,821)	(14,851)	(35,951)	(26,539)
Other income:
Interest income, net	157	1,004	1,093	1,283
Total other income	157	1,004	1,093	1,283
Equity investment loss	(229)	—	(329)	—
Net loss	$(19,893)	$(13,847)	$(35,187)	$(25,256)

Reconciliation of net loss to net loss attributable to common stockholders:
Net loss	$(19,893)	$(13,847)	$(35,187)	$(25,256)
Net gain attributable to extinguishment of Series A convertible preferred and Junior Series A convertible preferred units	—	—	—	7,729
Net loss attributable to common stockholders	$(19,893)	$(13,847)	$(35,187)	$(17,527)

Net loss per share, basic and diluted	$(0.47)	$(15.75)	$(0.84)	$(22.47)
Weighted average common shares outstanding, basic, and diluted	41,945,058	879,018	41,867,089	780,066

SpringWorks Therapeutics, Inc.

Selected Balance Sheet Data

(Unaudited)

(In thousands)	June 30, 2020	December 31, 2019
Cash, cash equivalents and marketable securities	$291,233	$327,652
Working Capital (1)	284,245	319,391
Total Assets	301,020	334,831
Total liabilities	10,146	12,759
Accumulated deficit	(108,216)	(73,029)
Total stockholders’ equity	290,874	322,072

(1)  We define working capital as current assets less current liabilities.

Contact:

Kim Diamond

Phone: 203-561-1646

Email: kdiamond@springworkstx.com